Distribution Financial Services RV Trust 1999-1
July 17, 2000 Payment Date Statement to Noteholders
Per Section 5.08 of the Transfer and Servicing Agreement

Beginning Pool Balance   $732,259,914.95
Beginning Pool Factor         1.00000000

Distribution Allocable to Principal on Notes
                          Prior                           Current
               Class      Prin.Pymt. $1000 orig.prin.bal. Prin.Pymt. $1000 orig.prin.bal.
                A-1           $0.00       0.0000000          $0.00       0.0000000
                A-2           $0.00       0.0000000 $13,626,360.64      59.8884566
                A-3           $0.00       0.0000000          $0.00       0.0000000
                A-4           $0.00       0.0000000          $0.00       0.0000000
                A-5           $0.00       0.0000000          $0.00       0.0000000
                A-6           $0.00       0.0000000          $0.00       0.0000000
                  B           $0.00       0.0000000          $0.00       0.0000000
                  C           $0.00       0.0000000          $0.00       0.0000000

Distribution Allocable to Interest on Notes
                            Prior                              Current
     Class     Rate      Interest Pymt. $1000 orig.prin.bal. Interest Pymt. $1000 orig.prin.bal.
      A-1      4.97%          $0.00       0.0000000               $0.00       0.0000000
      A-2      5.38%          $0.00       0.0000000         $292,355.10       1.2849136
      A-3      5.70%          $0.00       0.0000000         $940,490.50       4.7500000
      A-4      5.84%          $0.00       0.0000000         $937,524.40       4.8666667
      A-5      5.97%          $0.00       0.0000000         $794,616.95       4.9750000
      A-6      6.02%          $0.00       0.0000000         $322,902.77       5.0166667
        B      6.36%          $0.00       0.0000000         $132,500.00       5.3000000
        C      7.23%          $0.00       0.0000000         $120,500.00       6.0250000

Note Balance After Giving Effect to Principal Distribution
               Class     Beginning Balance   Pool Factor  Ending Balance   Pool Factor
                A-1               0.00        0.0000000            $0.00       0.0000000
                A-2  $   65,209,315.80        1.0000000 $  51,582,955.16     226.7093652
                A-3  $  197,998,000.00        1.0000000 $ 197,998,000.00       1.0000000
                A-4  $  192,642,000.00        1.0000000 $ 192,642,000.00       1.0000000
                A-5  $  159,722,000.00        1.0000000 $ 159,722,000.00       1.0000000
                A-6  $   64,366,000.00        1.0000000 $  64,366,000.00       1.0000000
                  B  $   25,000,000.00        1.0000000 $  25,000,000.00       1.0000000
                  C  $   20,000,000.00        1.0000000 $  20,000,000.00       1.0000000
Servicing Fee                                                                      $305,108.30
Servicing Fee Per $1,000 of Orig.Note                                                0.3051083

Realized Losses                                                                    $748,909.06

Reserve Account Balance                                                         $14,369,918.29

Payments Received with Respect to Receivables During Most Recently
Ended Collection Period                                                         $18,242,624.87
          Interest Payments Received                                             $5,396,186.41
          Scheduled Principal Payments Received                                  $4,034,875.68
          Principal Prepayments Received                                         $8,811,562.78

Distribution to Residual Interestholders                                                 $0.00

Noteholders' Interest Carryover Shortfall                                                $0.00
Noteholders' Interest Carryover Shortfall Per $1,000 Note                            0.0000000

Aggregate Purchase Amounts for Receivables that were purchased
in related Collection Period                                                             $0.00

Ending Pool Balance                                                            $718,495,914.30
Ending Pool Factor                                                                  0.71849347